UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2007

PROFESSIONALS DIRECT, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-49786 (Commission File Number)	38-3324634 (IRS Employer Identification no.)

5211 Cascade Road, S.E. Grand Rapids, Michigan (Address of principal executive offices)	49546 (Zip Code)

Registrant's telephone number,
including area code:  (616) 456-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events.

On June 25, 2007, Professionals Direct, Inc., a Michigan corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Hanover Insurance Group, Inc., a Delaware corporation (“Parent”), and Hanover Acquisition Corp., a Michigan corporation (the “Purchaser”).  The merger is subject to, among other things, the completion of all filings with, and receipt of all approvals by, the Commissioner of Insurance of the State of Michigan and the Office of Financial and Insurance Services of the Michigan Department of Labor and Economic Growth (“OFIS”), as well as other customary closing conditions.

On August 10, 2007, the Company was notified that OFIS issued an order dated August 6, 2007, stating that the acquisition of control of the Company by Parent in accordance with the Merger Agreement is approved, contingent upon approval of holders of a majority of the common stock of the Company, and satisfactory review of fingerprint results for all of Purchaser’s officers and directors.

Additional Information and Where to Find It

In connection with the merger, a proxy statement of the Company was filed with the SEC on August 1, 2007.  Investors can obtain free copies of the proxy statement as well as other filed documents containing information about the Company on the SEC’s website at http://www.sec.gov.  Free copies of the Company’s SEC filings are also available from Professionals Direct, Inc. 5211 Cascade Road, S.E., Grand Rapids, Michigan 49546, Attention: Investor Relations.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, employees and the Parent may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is set forth in its proxy statement filed with the SEC on August 1, 2007.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the proposed transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 13, 2007	PROFESSIONALS DIRECT, INC.

	By:	/s/ Stephen M. Tuuk
Stephen M. Tuuk
President and Chief Executive Officer